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                                                                   Exhibit 99.1

FOR RELEASE:      Immediately

CONTACT:          Victor J. Galan             Joseph R. Sandoval
                  Chairman and CEO            Senior Vice President and CFO
                  (787) 766-8301              (787) 756-2802

                R&G FINANCIAL REPORTS RECORD EARNINGS FOR THIRD
                QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2002

         San Juan, Puerto Rico, October 16, 2002 -- R&G Financial Corporation ("the Company") (NYSE:RGF), the financial holding company of R-G Premier Bank, one of the fastest growing commercial banks in Puerto Rico, R&G Mortgage Corp., the second largest residential mortgage loan originator and servicer in Puerto Rico, and Crown Bank, FSB, its recently acquired federal savings bank with branches in the Orlando/Tampa/St. Petersburg Florida markets, today reported record earnings for the third quarter and first nine months of 2002. For the first nine months of 2002, net income amounted to $69.2 million, compared to income of $46.2 million before the cumulative effect of a change in accounting principle for 2001, an improvement of 50%. For the third quarter of 2002, net income amounted to $25.0 million compared to $17.4 million for the third quarter of 2001, an increase of 44%. For the nine months of 2002, consolidated earnings per diluted share were $1.81, compared to $1.29 per diluted share before the cumulative effect of a change in accounting principle for 2001, an increase of 40%. For the third quarter of 2002, consolidated earnings per diluted share were $0.63, compared to $0.46 per diluted share for the third quarter of 2001, an increase of 37%.

          These strong earning results were achieved in spite of impairment charges of $7.0 million during the third quarter of 2002 on the Company's servicing asset, related to increases in mortgage prepayment rates as a result of lower interest rates for mortgage loans during the quarter. The resulting decrease in earnings were more than offset by increases in gain on sale and fees from mortgage loans due to increases in the volume of mortgage loan originations and sales, together with higher profit margins from the sale of loans, also as a result of lower interest rates.

         For the third quarter of 2002, gain on the origination and sale of loans increased 41% to $24.4 million; for the first nine months of 2002, gain on the origination and sale of loans increased 31% to $57.8 million. Total loan production during the third quarter of 2002 was $744.6 or a 23% increase compared to the same quarter a year ago, representing the highest total loan production for any given quarter in the Company's history. As a result, the Company's servicing portfolio also grew to a record $11.4 billion as of September 30, 2002, compared to $11.1 billion as of June 30, 2002.

         For the third quarter of 2002 the Company's net interest income also grew 48% to $41.3 million; for the first nine months of 2002 net interest income increased 62% to $109.4 million. The


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increases in net interest income during the third quarter and first nine-months of 2002 were attributed to an increased volume of earning assets, as well as an improved net interest margin. During the third quarter of 2002, the Company continued to increase its portfolio of tax-exempt securities and extend the maturities of its borrowings at lower rates of interest, which will continue to benefit net interest income in future periods. The acquisition of Crown Bank in early June 2002 also provided the Company with approximately $472.5 million in low-cost deposits, which will continue to benefit net interest income in future periods.

         These strong revenues resulted in an increase in the Company's return on equity (ROE) and return on assets (ROA) during the third quarter of 2002 to 21.51% and 1.73%, respectively, from 19.95% and 1.57%, respectively, during the third quarter of 2001. These performance results were achieved after taking into consideration approximately $45.2 million in additional capital which was raised in a public the offering of common stock in early August 2002.

         Commenting on the significant results for the third quarter and first nine months of 2002, Mr. Victor J. Galan, Chairman of the Board and Chief Executive Officer of the Company indicated: "We are very pleased to report these excellent earning results and continue to be optimistic about our future operating performance. We continue to benefit from a strong housing market both in Puerto Rico, which continues to be the Company's main market, as well as in the markets that we serve in the continental United States, together with continued strength in residential construction activity, and this trend is expected to continue."

         Core earnings of Crown Bank, R&G Financial's recently acquired federal savings bank subsidiary in the State of Florida, were approximately $1.5 million or $0.03 cents per share during the third quarter of 2002. Total assets of Crown Bank grew 12% from total assets as of June 30, 2002 to $807.9 million as of September 30, 2002.

         The Company also announced its quarterly cash dividend for the third quarter of 2002 of $0.092 per share ($0.368 on an annualized basis) on the Company's common stock, to be paid on December 26, 2002 to stockholders' of record as of the close of business on December 20, 2002. Such dividend represents the 24th consecutive increase in the Company's quarterly dividend payments.

         R&G Financial, currently in its 30th anniversary, is a diversified financial holding company with operations in Puerto Rico and the United States, providing banking, mortgage banking, investments, consumer finance and insurance through its wholly-owned subsidiaries: R-G Premier Bank of Puerto Rico, R&G Mortgage Corp., Mortgage Store of Puerto Rico, Inc., a subsidiary of R&G Mortgage, Crown Bank, FSB, its recently acquired federal savings bank, Continental Capital Corporation, R&G Financial's New York and North Carolina based mortgage banking subsidiary and the largest FHA/VA mortgage loan originator in its New York footprint, Home & Property Insurance Corporation, its Puerto Rico insurance agency, and R-G Investments Corporation, its Puerto Rico based broker-dealer, with a combined network of 85 branches (39 mortgage offices in Puerto Rico, 5 mortgage offices in the U.S., 27 bank branches mainly


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located in the northeastern section of Puerto Rico and 14 bank branches in the
Orlando/Tampa/St. Petersburg-Clearwater Florida markets). At September 30, 2002, the Company had $6.2 billion of total assets and $638.5 million of stockholders' equity, or an increase of 44% and 41%, respectively, from the corresponding amounts a year ago.

         "SAFE HARBOR" STATEMENT UNDER THE PRIVACY SECURITIES LITIGATION REFORM ACT OF 1995

         Statements made in this Press Release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and R&G Financial assumes no obligation to update this information. Because actual results may differ materially from expectations, R&G Financial cautions readers not to place undue reliance on these statements. For a detailed discussion of the important factors affecting R&G Financial, please see the Company's Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarter ended June 30, 2002 filed with the Securities and Exchange Commission.


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
===================================================================================================================================
                                                                      At                                              At
                                                                 September 30,                At                 September 30,
                                                                     2002                Dec. 31, 2001               2001
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       (Dollars in Thousands, except for per share data)
-----------------------------------------------------------------------------------------------------------------------------------

SELECTED BALANCE SHEET DATA                                                        (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------------

Total assets                                                     $ 6,170,465              $ 4,664,394             $ 4,298,044
-----------------------------------------------------------------------------------------------------------------------------------

Loans receivable, net                                              2,625,862                1,802,388               1,722,636
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Mortgage loans held for sale                                         225,008                  236,434                 238,605
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Mortgage-backed securities held for trading                           73,939                   93,948                  99,681
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Mortgage-backed and investment securities                          2,620,853                2,081,679               1,870,809
available for sale
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Mortgage-backed and investment securities held                        77,730                   75,632                  66,664
to maturity
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Servicing asset                                                      147,554                  105,147                 103,289
-----------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents                                            183,171                  157,725                  87,009
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Deposits                                                           2,814,350                2,061,224               1,874,685
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Securities sold under agreements to repurchase
                                                                   1,509,276                1,396,939               1,184,652
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Notes payable                                                        181,707                  195,587                 200,639
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Other borrowings                                                     895,725                  472,097                 496,834
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Stockholders' equity                                                 638,534                  459,121                 453,465
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Common stockholders' equity                                          425,534                  315,121                 309,465
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Total # of common shares outstanding                              33,985,743               31,294,378              30,926,756
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Common Stockholders' equity per share                            $    $12.52              $     10.07             $    $10.01
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Servicing portfolio                                               11,436,467                7,224,571               7,104,777
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Book value of servicing portfolio                                       1.29%                    1.46%                   1.45%
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Allowance for loan losses (ALL)                                       29,487                   17,428                  15,169
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Non-performing loans (NPL's)                                          91,464                   72,472                 122,244
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NPL's/Total loans                                                       3.33%                    3.79%                   6.68%
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All/Total loans                                                         1.07%                    0.91%                   0.83%
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All/Total Non-performing loans                                         32.24%                   24.05%                  12.41%
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NPL's -- Crown Bank acquired                                          11,142                       --                      --
-----------------------------------------------------------------------------------------------------------------------------------

All acquired -- Crown Bank                                             7,194                       --                      --
===================================================================================================================================


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
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                                                                                                                      THREE MONTHS
                                             FOR THE THREE MONTHS ENDED               FOR THE NINE MONTHS                ENDED
                                                   SEPTEMBER 30,                       ENDED SEPTEMBER 30,              JUNE 30,
                                                    (UNAUDITED)                            (UNAUDITED)                 (UNAUDITED)
                                      ----------------------------------------------------------------------------------------------
                                              2002               2001               2002               2001               2002
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                                                                                (Dollars in Thousands, except for per share data)
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

SELECTED INCOME STATEMENT DATA
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REVENUES:
------------------------------------------------------------------------------------------------------------------------------------

Net interest income                        $    41,310        $    27,896        $   109,364        $    67,484        $    36,049
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Provision for loan losses                       (3,970)            (3,225)           (13,520)            (7,325)            (4,550)
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Net interest income after
provision for loan losses                       37,340             24,671             95,844             60,159             31,499
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Loan administration and servicing
fees                                            11,193              8,339             30,817             25,031             10,320
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Net gain on origination and sale
of loans                                        24,380             17,314             57,841             44,301             15,751
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Other                                            4,539              3,089             12,471              8,994              4,060
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    TOTAL REVENUES                              77,452             53,413            196,973            138,485             61,630
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OPERATING EXPENSES:
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Employee compensation and
benefits                                        12,535              8,991             32,087             23,840              9,544
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Office occupancy and equipment                   5,139              4,270             14,107             12,291              4,706
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Other administrative and general                27,712             16,716             61,681             41,040             17,550
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   TOTAL EXPENSES                               45,386             29,977            107,875             77,171             31,800
------------------------------------------------------------------------------------------------------------------------------------

Income before income taxes and
cumulative effect from change in
accounting principle                            32,066             23,436             89,098             61,314             29,830
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Income taxes                                    (7,018)            (6,031)           (19,898)           (15,142)            (6,718)
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Income before cumulative effect
from change in accounting
principle                                       25,048             17,405             69,200             46,172             23,112
------------------------------------------------------------------------------------------------------------------------------------

Cumulative effect from change in
accounting principle, net of                        --                 --                 --               (323)                --
income taxes
------------------------------------------------------------------------------------------------------------------------------------

Net income                                 $    25,048        $    17,405        $    69,200        $    45,849        $    23,112
------------------------------------------------------------------------------------------------------------------------------------

Less:  Preferred stock dividends                (3,971)            (2,721)           (10,984)            (7,200)            (4,411)
------------------------------------------------------------------------------------------------------------------------------------

Net income available to common
stockholders                               $    21,077        $    14,684        $    58,216        $    38,649        $    18,701
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Earnings per share:

Income before cumulative effect
per share - Basic                          $      0.64        $      0.48        $      1.83        $      1.32        $      0.60
------------------------------------------------------------------------------------------------------------------------------------

Income before cumulative effect
per share - Diluted                        $      0.63        $      0.46        $      1.81        $      1.29        $      0.59
------------------------------------------------------------------------------------------------------------------------------------

Net income per common share -
Basic                                      $      0.64        $      0.48        $      1.83        $      1.31        $      0.60
------------------------------------------------------------------------------------------------------------------------------------

Net income per common share -
Diluted                                    $      0.63        $      0.46        $      1.81        $      1.28        $      0.59
------------------------------------------------------------------------------------------------------------------------------------

Average shares outstanding -
Basic                                       33,053,988         30,895,298         31,892,007         29,453,062         31,306,700
------------------------------------------------------------------------------------------------------------------------------------

Average shares outstanding -
Diluted                                     33,301,846         31,639,707         32,209,740         30,181,107         31,654,798
------------------------------------------------------------------------------------------------------------------------------------

Return on common equity                          21.51%             19.95%             21.86%             20.88%             22.00%
------------------------------------------------------------------------------------------------------------------------------------

Return on assets                                  1.73%              1.57%              1.77%              1.65%              1.81%
------------------------------------------------------------------------------------------------------------------------------------

Total Loan Production                      $   744,563        $   606,562        $ 2,055,526        $ 1,787,185        $   733,216
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